WVB BLACKSTONE ALL PRIVATES FUND

AGREEMENT AND DECLARATION OF TRUST, dated as of October 24, 2025, is made by the individual trustee identified on the signature page hereto (such person and her successors and assigns, the “Trustee”). The Trustee hereby agrees as follows:

1.  The trust formed hereby (the “Trust”) shall be known as “WVB Blackstone All Privates Fund” in which name the Trustee may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2.  It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq. (the “Act”), and that this document constitutes the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware in a form meeting the requirements of the Act. The Trust is hereby established by the Trustee for the purpose of becoming a closed-end management investment company and engaging in such other activities as are necessary, convenient or incidental thereto.

3.  The Trustee intends to enter into an amended and restated Agreement and Declaration of Trust, satisfactory to each party thereto, to provide for the contemplated operation of the Trust formed hereby. Prior to the execution and delivery of such amended and restated Agreement and Declaration of Trust, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as required by law.

4.  The Trustee and the officer(s) of the Trust (each of whom may be appointed by the Trustee) are hereby authorized: (i) to prepare and file with the U.S. Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form N-2 (the “Registration Statement”), including any pre-effective or post-effective amendments to such Registration Statement, relating to the registration of the securities of the Trust under the Investment Company Act of 1940, as amended (the “1940 Act”), and Securities Act of 1933, as amended (the “1933 Act”), and a Form N-8A relating to the registration of the Trust under the 1940 Act; (b) any additional filing request, report or application or amendment thereto with the Commission that may be required from time to time under the 1940 Act, the 1933 Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; (ii) to cause the Trust to elect to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, as may be set forth in a Registration Statement referenced herein; (iii) to prepare, execute and file, in each case on behalf of the Trust, such applications, reports and other papers and documents as may be required by the Financial Industry Regulatory Authority, Inc.; (iv) to prepare, execute and file, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the securities of the Trust under the securities or “blue sky” laws of such jurisdictions as the Trustee and officers may deem necessary or desirable; (v) to negotiate the terms of, and execute on behalf of the Trust, such distribution agreements, investment advisory and sub-advisory agreements, administrative and accounting agreements, transfer agent agreements, custody agreements, agreements relating to the engagement of auditors, tax advisors and counsel, and other contracts among the Trust and any other persons relating to the issuance of the securities of the Trust or as referenced or contemplated by the Registration Statement or relating to the operation of the Trust, satisfactory to each such party; and (vi) to make any and all necessary filings and to take any and all actions, including, without limitation, the execution and delivery of any and all documents, amendments, certificates or other instruments, including with respect to any exemptive relief sought by the Trust from the Commission, that they, together with and upon the advice of counsel, shall deem necessary or advisable to conduct the business of the Trust, such determination to be conclusively evidenced by the taking of such actions and steps and the execution and delivery of such documents, amendments, certificates or other instruments.

5.  (a)  The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Trustee or a majority of the Trustees, which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than one (1). Subject to the foregoing, the Trustee or Trustees, acting by majority vote, are entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon ten (10) days’ prior notice to the Trust.

(b)  Any action which may be taken by the Trustee or Trustees by vote may be taken without a meeting if that number of Trustees required for approval of such action at a meeting consent to the action in writing and the written consents are filed with the records of the meetings of the Trustee or Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of the Trustee or Trustees. At any time there is one (1) Trustee, any action taken by the Trustee shall be duly authorized for all purposes.

6.  (a)  The Trustee and the officers of the Trust (the “Fiduciary Indemnified Persons”) shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Trustee or any holder of the Trust’s securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Agreement and Declaration of Trust or by law, except that a Fiduciary Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of that Fiduciary Indemnified Person’s willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties to the Trust with respect to such acts or omissions.

(b)  The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believe are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the trust estate.

7.  The Trust shall, to the fullest extent permitted by applicable law,

(a)  indemnify and hold harmless each Fiduciary Indemnified Person from and against any loss, damage, liability, claim, action, suit, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust, except that no Fiduciary Indemnified Person shall be entitled to be indemnified in respect of any loss, damage, liability, action, suit or claim incurred by that Fiduciary Indemnified Person by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties to the Trust with respect to such acts or omissions; and

(b)  advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

8.  The provisions of Section 7 shall survive the resignation or removal of the Fiduciary Indemnified Persons.

9.  The Trust may dissolve, wind-up and terminate without issuing any securities at the election of the Trustee.

10. This Agreement and Declaration of Trust may be amended in any respect by a written instrument signed by the Trustee.

11. This Agreement and Declaration of Trust and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws of the State of Delaware or any other jurisdiction that would call for the application of the laws of any jurisdiction other than the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Declaration of Trust to be duly executed as of the day and year first above written.

TRUSTEE:

/s/ Molly K. Shannon
Molly K. Shannon

As Trustee and not individually

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